Exhibit 16.1

[LETTERHEAD OF SEALE AND BEERS, CPAs]


January 5, 2017

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated January 5, 2017 of Snoogoo Corp (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,


/s/ Seale and Beers, CPAs
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Seale and Beers, CPAs
Las Vegas, Nevada